Exhibit 32.1
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        CERTIFICATION PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO
        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 - CHIEF EXECUTIVE
                      OFFICER AND CHIEF ACCOUNTING OFFICER

     In connection with the Quarterly Report of Nevstar Gaming and Entertainment Corporation (the "Company") on Form 10-QSB for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy P. Halter, Chief Executive Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                              /s/ Timothy P. Halter
                             -------------------------------

                             Timothy P. Halter
                             Chief Executive Officer and Chief Financial Officer November 9, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.